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                                                                      EXHIBIT 21

                            LIST OF SUBSIDIARIES OF
                             REPUBLIC BANCORP INC.

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
                                                                         Percentage          State of
                                                                             of            Incorporation
Parent                        Subsidiary                                 Ownership        or Organization
---------------------------------------------------------------------------------------------------------
Republic Bancorp Inc.        Republic Bank                                  100%             Michigan

Republic Bank                Market Street Mortgage Corporation              80%             Michigan

Republic Bank                CAS Properties, Inc.                           100%               Ohio

Republic Bank                D&N Capital Corporation                        100%             Delaware

Republic Bank                Quincy Investment Services, Inc.,
                             A Licensed Insurance Agency                    100%             Delaware
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